UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025 (April 24, 2025)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On April 23, 2025, Ensysce Biosciences, Inc. (the “Company” or “we”) entered into inducement offer letter agreements (the “Inducement Agreements”) with certain warrant holders for the exercise of certain outstanding warrants to purchase up to an aggregate of 630,376 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”). The warrants were issued in March 2025 and have an exercise price of $3.24 per share. The shares of common stock issuable upon exercise of such outstanding warrants are registered pursuant to an effective registration statement on Form S-3 (No. 333-286580).

In a concurrent private placement, in consideration for the immediate exercise of the warrants for cash and the payment of an additional $0.125 per new unregistered warrant (an additional $157,594.00 in the aggregate, which is included in the gross proceeds to the Company), pursuant to the Inducement Agreement, the Company agreed to issue and sell unregistered warrants to purchase shares of common stock. The new warrants (the “Common Warrants”) are exercisable for an aggregate of up to 1,260,752 shares of common stock (the “Private Placement” and, together with the Inducement Agreements, the “Offerings”). The Common Warrants have an exercise price of $1.90 per share and are immediately exercisable for shares of common stock (the “Warrant Shares”). One half of the Common Warrants will expire after eighteen (18) months and the other half will expire after five (5) years. The Common Warrants contain customary anti-dilution adjustments to the exercise price, including for share splits, share dividends, rights offering and pro rata distributions. The gross proceeds to the Company from the exercise of the warrants and payment for Common Warrants are expected to be approximately $2.2 million, prior to deducting placement agent fees and estimated offering expenses. The closing of the Offerings occurred on April 24, 2025.

A holder of a Common Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Company has agreed to file a registration statement providing for the resale of the shares issuable upon the exercise of the Common Warrants and warrants issued to its placement agent within thirty days after the closing date. Pursuant to the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the Commission (in each case, subject to certain exceptions) until 30 days after the closing date.

The Company currently intends to use the net proceeds from the Offerings, estimated to be approximately $1.9 million, for continued development of its TAAPTM and MPAR® programs and for working capital.

H.C. Wainwright & Co., LLC (“Placement Agent”) acted as the exclusive placement agent in connection with the Offerings under an Engagement Letter, dated August 23, 2024 and subsequently amended, between the Company and the Placement Agent (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceed of the Offerings. The Company also agreed to pay the Placement Agent $35,000 for non-accountable expenses, up to $50,000 for accountable expenses and $15,950 for a clearing agent fee. We issued warrants (the “Placement Agent Warrants”) to purchase up to 44,126 shares of Common Stock to the Placement Agent (including its designees). These warrants have an exercise price equal to $4.05 per share and are exercisable for five years from the closing of the Offerings. The Common Warrants and Placement Agent Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants and Placement Agent Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

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The Company agreed to indemnify the Placement Agent against certain liabilities relating to or arising out of the Placement Agent’s activities under the Engagement Letter and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The closing of the Inducement Agreement and the Private Placement was subject to satisfaction of customary closing conditions set forth in the Inducement Agreement. The form of Inducement Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other information about the parties to the Inducement Agreement or any of their respective affiliates. The representations, warranties and covenants in the Inducement Agreement were made only for the purposes of such agreement and as of specified date, were solely for the benefit of the parties to that agreement and may be subject to limitations agreed upon by the parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Inducement Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Inducement Agreement. Accordingly, the representations, warranties and covenants may not accurately represent the current state of the Company’s affairs at any time.

The foregoing descriptions of the Inducement Agreement, the Common Warrants and the Placement Agent Warrants are subject to and qualified in their entirety by reference to the full text of the agreements, copies of which (or forms thereof) are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K about the Inducement Agreement and Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Inducement Agreements, the offering and sale of the Common Warrants is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Common Warrants by the Company in the Inducement Agreement and Private Placement and the Placement Agent Warrants has not been registered under the Securities Act or any state securities laws and the Securities may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. The sale of such securities did not involve a public offering and was made without general solicitation or general advertising. In the Purchase Agreement, each Investor represented, among other things, that it is and, on each date on which it exercises any Common Warrants, will be either (i) an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, and it is acquiring the Common Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Common Warrants in violation of the United States federal securities laws.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01 Other Events.

On April 23, 2025, the Company issued a press release announcing the Inducement Agreement and the Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Warrant
4.2	Form of Private Placement Agent Warrant
10.1	Form of Inducement Letter Agreement
99.1	Press Release dated April 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2025

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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